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                                                                   EXHIBIT 23.02

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Form 8-K of Cardinal Health, Inc. of our report dated August 2, 1996, with respect to the consolidated financial statements of Pyxis Corporation included in the Annual Report (Form 10-K) of Cardinal Health, Inc. for the year ended June 30, 1996, filed with the Securities and Exchange Commission, and to the incorporation by reference of the above referenced report into Cardinal Health, Inc.'s previously filed Registration Statements File No. 33-57223 and No. 333-24483 on Form S-3 and Registration Statements File Nos. 33-20895, 33-38021, 33-38022, 33-52535, 33-52537, 33-52539, 33-42357, 33-64337, 33-63283-01, 333-01927-01,
333-11803-01, and 333-21631-01 on Form S-8.


ERNST & YOUNG LLP

San Diego, California
June 5, 1997